Exhibit 99.1

News Release

AstroNova Appoints Jorik E. Ittmann as President and Chief Executive Officer

•	Leverages Mr. Ittmann’s extensive print industry and international business experience

•	Padraig Finn, with over 16 years in the print industry, promoted to Senior Vice President, Product Identification

•	Tom Carll, Senior Vice President, Aerospace, Thomas DeByle, CFO, and Michael Natalizia, Chief Technology Officer, round out the Executive Leadership Team

•	Darius G. Nevin appointed Executive Chairman

WEST WARWICK, R.I., August 4, 2025 — AstroNova, Inc. (Nasdaq: ALOT), a leading innovator in specialized print technology solutions that enable data visualization, today announced that the Board of Directors has promoted Jorik E. Ittmann to President and CEO and appointed him to the Board of Directors, both to be effective as of August 15, 2025. Along with the selection of Mr. Ittmann as CEO, Darius G. Nevin will move to being Executive Chairman, and Padraig Finn will become Senior Vice President, Product Identification (Product ID). Tom Carll, Senior Vice President, Aerospace, Thomas DeByle, Chief Financial Officer, and Michael Natalizia, Chief Technology Officer, continue in their roles and complete the Executive Leadership Team.

Mr. Nevin, Interim President and CEO of AstroNova, stated, “We discovered Jorik and Padraig last year through an executive search as we were working on elevating the leadership of the Product Identification segment and executing on our succession plan. Since having joined us last September, they have been making meaningful changes in the Product ID segment and addressing the challenges of the MTEX acquisition. While I have been Interim CEO for just a short time now, there are several facts that have become readily apparent:

•	First, the Executive Leadership Team has a strong grasp of the business and its challenges, and they are driving change in both process and culture as they execute on the Company’s strategic plan.

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Second, the distractions over the last several months have caused significant apprehension throughout the organization as well as with customers. It was imperative that we act quickly to address key talent’s concerns to ensure retention and to preserve the Company’s forward movement.

•	Third, Jorik has clearly demonstrated to me that he has the experience and the leadership skills to be CEO, and that he has earned the trust and support of the Executive Leadership Team.

Accelerating Jorik’s succession to CEO and leveraging Padraig’s deep expertise in print technology are appropriate actions to take under these circumstances. We also expect these changes will further advance development and sales of the print engine technology and machine offerings the acquisition brought to the Company.”

He concluded, “While progress won’t necessarily be easy or linear, it is readily apparent within the Company that we are moving forward in a positive direction. We now have the right leadership team and organization needed to diversify our revenue into the larger, specialized printing systems industry which we expect can deliver faster revenue growth. I look forward to supporting Jorik, Tom DeByle, Tom Carll, Mike and Padraig as they deliver on our goals for growth and profitability.”

Mr. Ittmann commented, “I am honored to have been selected to lead the excellent team of people at AstroNova. I was brought into the organization to propel change and am excited to be taking on the challenge to unleash the potential of AstroNova and improve organic growth, profitability and cash generation. I believe that we can achieve these goals as we further advance the reorganized Product ID sales organization, the go to market strategy and productivity enhancements that Padraig and I have been implementing.”

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Appoints Jorik E. Ittmann as President and Chief Executive Officer

August 4, 2025

Jorik Ittmann joined AstroNova in September 2024 as Vice President of Commercial Operations for the Product Identification (“Product ID”) segment. He was advanced to the role of Senior Vice President, Product ID in June 2025. Earlier in his career, Mr. Ittmann was instrumental in building LaserBand, LLC over eight years until its ultimate sale to Zebra Technologies (Nasdaq: ZBRA), an industry leader in desktop, mobile, industrial, and portable printers for barcode labels, receipts, RFID tags and cards for the healthcare market. Mr. Ittmann subsequently was Vice President of Sales at Zebra Technologies International, LLC and grew sales by the mid-teens consistently during post-acquisition integration. More recently, he was Chief Revenue Officer, Global Sales at the start up Health Link Solutions LLC whose initial products included a patented patient identification wristband. He was critical to the growth of revenue from a standing start to $15 million a year including leading a multi-million project for pressure sensitive labels for a global leader in food & beverage, as well as a meaningful long term contract with a Group Purchasing Organization in the healthcare industry for patient ID wristbands, forms and labels.

Padraig Finn joined AstroNova in September 2024 as Product ID EMEA Commercial Director. He brings significant experience in printing technologies, with deep expertise in both direct and channel sales across international markets. Prior to AstroNova, Mr. Finn held progressively senior roles at Linx Printing Technologies, a globally recognized leader in coding, marking, and printing solutions. During his tenure with Linx, a former Danaher Corporation (NYSE: DHR) business and now a subsidiary of Veralto (NYSE: VLTO), Mr. Finn advanced from International Technical Support Engineer to Global Distribution Sales Manager, with key leadership roles across sales, service, and business development in global markets. Most recently, Mr. Finn served as UK & Europe Sales Director at AutoCoding Systems, now a part of JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM), where he drove double-digit revenue growth and successfully implemented strategic initiatives to expand market share and pipeline value.

About AstroNova

AstroNova (Nasdaq: ALOT), a global provider of printing technologies that enables data visualization, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats on a variety of mediums. Its strategy is to drive profitable growth through innovative new technologies, building its installed base to expand recurring revenue while strategically sourcing its replacement products.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners for printing on paper, labels, paperboard packaging, corrugated boxes, and paper bags. The Aerospace segment is a global leader in providing products designed for airborne printing solutions, avionics, and data acquisition including flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. More information about the Company can be found at www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect AstroNova’s current expectations concerning future events and results. These statements may include the use of the words “believes are ,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning AstroNova’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond AstroNova’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to (i) the risk that the changes we have made to our Board and executive leadership team will not lead to the improved results we expect; and (ii) those factors set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and subsequent filings AstroNova makes with the Securities and Exchange Commission. AstroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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Investor/Media Contact:	Deborah Pawlowski, IRC, Alliance Advisors
Phone: 716.843.3908	Email: dpawlowski@allianceadvisors.com

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000